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                                                                    EXHIBIT 99.2

             [Letterhead of Merrill Lynch, Pierce, Fenner & Smith]


                            CONSENT OF MERRILL LYNCH

     We hereby consent to the use of our opinion letter dated July 18, 1999 to the Board of Directors of U S WEST, Inc. included as Appendix D to this Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of U S WEST, Inc. with and into Qwest Communications International Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the headings "Chapter One -- The Merger -- Summary -- Opinions of Financial Advisors," " -- The Merger -- The Merger Transaction -- Background of the Merger," " -- Our Reasons for the Merger; Recommendations of Our Boards of Directors -- U S WEST," and "Opinions of Financial Advisors -- Opinions of Financial Advisors to U S WEST." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the terms "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED.


                                          By: /s/ Kurt N. Simon
                                             -----------------------------------
                                             Name: Kurt N. Simon
                                             Title: Director


August 11, 1999